UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2013

Icahn Enterprises L.P.

 (Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On slide 8 of our investor presentation filed on Form 8-K on November 5, 2013, we presented adjusted EBITDA attributable to IEP for the LTM period ended September 30, 2013 of $1.945 billion and $3.454 billion on a consolidated  basis. These numbers are correct. However, on slide 30, for the LTM period ended September 30, 2013, we presented adjusted EBITDA on a consolidated basis rather than on an attributable to IEP basis as captioned. We have amended slide 30 as filed in this Form 8-K/A to present the LTM September 30, 2013 adjusted EBITDA numbers on an attributable to IEP basis. In addition, on slide 30, the adjusted EBITDA attributable to IEP’s Automotive segment for the year ended December 31, 2012 is $390 million rather than $386 million and therefore, the total adjusted EBITDA attributable to IEP for such period is $1.546 billion rather than $1.542 billion.

Item 7.01

Furnished herewith as Exhibit 99.1 to this Form 8-K/A is a revised version of the investor presentation initially filed on November 5, 2013.

The information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in Exhibit 99.1 shall not be incorporated by reference into any of Icahn Enterprises L.P.’s filings with the Securities and Exchange Commission or any other document except as shall be expressly set forth by specific reference in such filing or document.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
99.1	Revised presentation materials dated November 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc. its general partner

	By:	/s/ Peter Reck
Peter Reck Chief Accounting Officer

Date:  November 6, 2013